Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-74264, 33-94154, and 333-90020) of Foamex International Inc. of our report dated March 30, 2001 relating to the financial statements and financial statement schedules for the year ended December 31, 2000, which appears in this Form 10-K.


/s/ PricewaterhouseCooopers LLP

Philadelphia, Pennsylvania
March 27, 2003